                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                            STANDARD AUTO PARK, INC.

                                    ARTICLE I

                                     OFFICES

      The corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the state.

                                   ARTICLE II

                                  SHAREHOLDERS

      SECTION 1. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the first Wednesday in February of each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

      SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called either by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote, for the purpose or purposes stated in the call of the meeting.

      SECTION 3. PLACE OF MEETING. The board of directors may designate any place, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be held at the principal office of the corporation.

      SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

      SECTION 5. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action1 the board of directors of the corporation may fix in advance a record date which shall not be more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

      SECTION 6. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, within twenty days after the record date for a meeting of shareholders or at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

      SECTION 7. QUORUM. The holders of a majority of the outstanding shares of the corporation entitled to vote on a matter present in person or represented by proxy shall constitute a quorum at any meeting of shareholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Business Corporation Act of 1983 ("Business Corporation Act"), the Articles of Incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

      SECTION 8. PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

      No proxy shall be solicited by means of any communication containing a statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order that the statements made not be false or misleading.

      SECTION 9. VOTING OF SHARES. Each outstanding share, of each class of shares entitled to vote on a matter, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and in all elections for directors, every shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected1 or to cumulate such votes and give one candidate as many votes as shall equal the number of directors multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates.

      SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of a corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

      Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer agent1 proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. A corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporation shareholder to the corporation as a person or an office authorized to vote such shares. Such persons and offices indicated shall be registered by the corporation on the transfer books for shares and included in any voting list.

      Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

      Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their share, for a period not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest 'in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

      Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

      SECTION 11. INSPECTORS. At any meeting of shareholders, the presiding officer may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

      Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

      Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

      SECTION 12. INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of the shareholders of the corporation, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (a) if 5 days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (b) by all of the shareholders entitled to vote with respect to the subject matter thereof.

      Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any Section of the Business Corporation Act if such action had been voted on by the shareholders at a meeting thereof, the certificate filed under such Section shall state, in lieu of any statement required by such Section concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Section 7.10 of the Business Corporation Act and that written notice has been given as provided in such Section.

      SECTION 13. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand the voting be by ballot.

                                   ARTICLE III

                                    DIRECTORS

      SECTION 1. GENERAL POWERS. The business of the corporation shall be managed by or under the direction of its board of directors.

      SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be three (3). Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation. The number of directors may be increased or decreased from time to time by the amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent director.

      SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held immediately after the annual meeting of shareholders. The board of directors may provide, by resolution, time and place for the holding of additional regular meetings without other notice than such resolution.

      SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any director. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

      SECTION 5. NOTICE. Notice of any special meeting shall be given at least three (3) days previous thereto by written notice to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

      SECTION 6. QUORUM. A majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

      SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, these by-laws, or the Articles of Incorporation.

      SECTION 8. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors, shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

      SECTION 9. ACTION WITHOUT A MEETING. Unless specifically prohibited by the Articles of Incorporation, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors, or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with anyone else.

      SECTION 10. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment shall, preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      SECTION 11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      SECTION 12. COMMITTEES. The board of directors by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise may create one or more committees and appoint members of the board to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the board.

      Unless the appointment by the board of directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of the by-laws or action by the board of directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor.

      To the extent specified by the board of directors or in the Articles of Incorporation, each committee may exercise the authority of the board of directors, provided, however, a committee may not:

      (a)   authorize distributions;

      (b) approve or recommend to shareholders any act required to be approved by shareholders;

      (c)   fill vacancies on the board or on any of its committees;

      (d) elect or remove officers or fix the compensation of any member of the committee;

      (e)   adopt, amend or repeal the by-laws;

      (f)   approve a plan of merger not requiring shareholder approval;

      (g) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the Board;

      (h) authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or

      (i) amend, alter, repeal, or take action inconsistent with any resolution or action of the board of directors when the resolution or action of the board of directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

      SECTION 13. RESIGNATION AND REMOVAL OF DIRECTORS. A director may resign at any time upon written notice to the board of directors. One of more of the directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except as follows:

      (a) No director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

      (b) If less than the entire board is to be removed, no director may be removed, with or without cause, if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

      SECTION 14. TELEPHONIC MEETINGS. The board of directors or any committee of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

                                   ARTICLE IV

                                    OFFICERS

      SECTION 1. NUMBER. The officers of the corporation shall be a chairman of the board of directors, a president, one or more vice-presidents, a treasurer, a secretary, and such other officers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

      SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

      SECTION 3. REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      SECTION 4. CHAIRMAN OF THE BOARD. The chairman of the board shall preside over all executive committee meetings of the executive committee of the corporation, and shall preside at all meetings of the shareholders and of the board of directors.

      He may sign, in lieu of the president, certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments, which the board of directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or these by-laws to some other officer or agent of the corporation or in cases where the signing and execution thereof is required by law to be performed by some other officer or agent of the corporation.

      SECTION 5. PRESIDENT. The president shall be the principal executive officer of the corporation. Subject to the direction and control of the board of directors, he shall be in charge of the business of the corporation; he shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. He shall preside at all meetings of the shareholders and of the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

      SECTION 6. THE VICE-PRESIDENTS. The vice-president (or in the event there be more than one vice-president, each of the vice-presidents) shall assist the president in the discharge of his duties as the president may direct and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice-president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice-president (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements on the form of the instrument.

      SECTION 7. THE TREASURER. The treasurer shall be the principal accounting and financial officer of the corporation. He shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

      SECTION 8. THE SECRETARY. The secretary shall: (a) record the minutes of the shareholders' and the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law: (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

      SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors. The assistant secretary may sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these bylaws.

      SECTION 10. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V

                      CONTRACTS LOANS, CHECKS AND DEPOSITS

      SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

      SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

      SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

                                   ARTICLE VI

                           CERTIFICATES FOR SHARES AND
                                 THEIR TRANSFER

      SECTION 1. CERTIFICATES FOR SHARES. The issued shares of the corporation shall be represented by certificates or shall be uncertificated shares. Certificates representing shares of the corporation shall be signed by the president or a vice-president or by such officer as shall be designated by resolution of the board of directors and by the secretary or an assistant secretary, and may be sealed with the seal or a facsimile of the seal of the corporation. If both of the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the corporation is organized under Illinois law, and the par value or a statement that the shares are without par value. If the corporation is authorized and does issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law.

      No certificate shall be issued for any shares until such shares are fully paid.

      The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

      SECTION 2. LOST CERTIFICATES. If a certificate representing shares allegedly has been lost or destroyed the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

      SECTION 3. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and proper guaranty of signature and other appropriate assurances that the endorsement is effective may be required.

      Unless otherwise provided by the Articles of Incorporation, or by these by-laws, the board of directors may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

                                   ARTICLE VII

                                   FISCAL YEAR

      The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

      The board of directors may authorize, and the corporation may make, distributions to its shareholders, subject to any restriction in the Articles of Incorporation and subject also to the limitations following:

      No distribution may be made if, after giving it effect:

      (a)   The corporation would be insolvent; or

      (b) The net assets of the corporation would be less than zero or less than the maximum amount payable at the time of distribution to shareholders having preferential rights in liquidation if the corporation were then to be liquidated.

      The board of directors may base a determination that a distribution may be made either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

      The effect of a distribution shall be measured as of the earlier of:

      (a) the date of its authorization if payment occurs within 120 days after the date of authorization or the date of payment if payment occurs more than 120 days after the date of authorization; or

      (b) In the case of distribution by purchase, redemption, or other acquisition of the corporation's shares, the earlier of (i) the date money or other property is transferred or debt incurred by the corporation of (ii) the date shareholders cease to be shareholders.

                                   ARTICLE IX

                                      SEAL

      The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                    ARTICLE X

                                WAIVER OF NOTICE

      Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of The Business Corporation Act, a waiver thereof in writing, signed by the person or person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

                                   AMENDMENTS

      The by-laws of the corporation may be amended, altered, or repealed by the shareholders or the board of directors, but no by-law adopted by the shareholders may be altered, amended, or repealed by the board of directors.

                                   ARTICLE XII

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

      (a) The corporation shall and does hereby indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

      (b) The corporation shall and does hereby indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is, proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

      (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Article.

      (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (g) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

      (h) If a corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

      (i) For purposes of this Article, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

      (j) For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Article.

                                  ARTICLE XIII

                  FUTURE AMENDMENTS TO BUSINESS CORPORATION ACT

      In the event the Business Corporation Act is amended after the adoption of these by-laws in a manner which makes these by-laws conflict with the Business Corporation Act, these by-laws shall be deemed to be amended to comport with such conflicting provisions of the amended Business Corporation Act.

                            UNANIMOUS WRITTEN CONSENT
                            OF THE SOLE DIRECTOR AND
                                 SHAREHOLDER OF
                            STANDARD AUTO PARK, INC.

      The undersigned, being the sole Director and Shareholder of Standard Auto Park, Inc. an Illinois corporation, hereby consents in writing to the adoption of the following resolutions:

            RESOLVED, that Myron Warshauer be and hereby is elected as sole director of the Corporation, to hold such position until his successor has been duly elected and qualified;

            FURTHER RESOLVED, that any and all acts previously taken by the directors of the Corporation since the date of the last annual meeting to the date hereof are in all respects expressly ratified and confirmed as the acts and deeds of the Corporation;

            FURTHER RESOLVED, that the following persons be and hereby are elected to the positions set opposite their names, to hold such office until their respective successors have been duly elected and qualified:

            Chairman of the Board                   Sidney Warshauer
            President                               Myron Warshauer
            Secretary and Treasurer                 Carol Warshauer
            Assistant Secretary                     Sylvia Starzec
            Assistant Secretary                     Michael K. Wolf

            FURTHER RESOLVED, that any and all acts previously taken by the officers of the Corporation since the date of the last annual meeting to the date hereof are in all respects expressly ratified and confirmed as the acts and deeds of the Corporation;

            FURTHER RESOLVED, that the form, terms and provisions of the Agreement to Terminate the Stock Purchase Agreement dated June 1, 1990 by and among Sidney Warshauer as Trustee of the Sidney Warshauer Trust dated November 1, 1979, Myron Warshauer and the Corporation, a copy of which is attached hereto as Exhibit A, terminating that certain Stock Purchase Agreement dated December 5, 1979 and as amended and restated in that certain Amended and Restated Stock Purchase Agreement dated November 15, 1982, be and hereby is approved;

            FURTHER RESOLVED, that the form, terms and provisions of the Stock Assignment dated June 1, 1990 by Sidney Warshauer as Trustee of the Sidney Warshauer Trust dated November 1, 1979, transferring to Myron Warshauer its 5,880 shares of common stock of the Corporation, a copy of which is attached hereto as Exhibit B, be and hereby is approved;

            FURTHER RESOLVED, that the form, terms and provisions of the Lost Certificate Affidavit dated June 1, 1990, executed by Sidney Warshauer as Trustee of the Sidney Warshauer Trust dated November 1, 1979, a copy of which is attached hereto as Exhibit C, be and hereby is approved;

            FURTHER RESOLVED, that Article III, Section 2 of the By-Laws of the Corporation is amended to read as follows:

            "SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be one (1). The directors shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. The director need not be a resident of Illinois or shareholder of the Corporation. The number of directors may be increased from time to time by the amendment of this Section."

            FURTHER RESOLVED, that Article IV, Section 1 of the By-Laws of the Corporation is amended to read as follows:

            "SECTION 1. NUMBER. The officers of the Corporation shall be a president, a treasurer, a secretary, and such other officers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person. The board of directors may appoint a chairman of the board, who need not be a director. The chairman of the board, if appointed, may sign, in lieu of the president, certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments, which the board of directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or these By-Laws to some other officer or agent of the corporation or in cases where the signing and execution thereof is required by law to be performed by some other officer or agent of the corporation."

            FURTHER RESOLVED, that the appropriate officers of the Corporation be and hereby are authorized and directed to take such actions as may be necessary or appropriate to implement the foregoing resolutions.

Dated: June 20, 1990


                                          /s/ Myron Warshauer
                                          --------------------------------
                                          Myron Warshauer,
                                          Director and Shareholder

                                     FORM B

            BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ
                 CAREFULLY THE INSTRUCTIONS ON THE BACK THEREOF.

                   (THESE ARTICLES MUST BE FILED IN DUPLICATE)

                                               ------------------------------
                                               (Do not write in this Space)
STATE OF ILLINOIS,)                            Date Paid              9-14-60
                  ) ss.                        Initial License Fee    $.50
COOK COUNTY       )                            Franchise Tax          $8.34
                                               Filing Fee             $20.00
To CHARLES F. CARPENTIER, Secretary of State:  Clerk             [illegible]
                                               ------------------------------

      We the undersigned,

---------------------------------------------------------------------------
Name                 Number       Street              Address City State
---------------------------------------------------------------------------
Lawrence Kasakoff    110          South Dearborn,     Chicago,     Illinois
---------------------------------------------------------------------------
Norman L. Silverman  110          South Dearborn,     Chicago,     Illinois
---------------------------------------------------------------------------
Muriel Stineberg     110          South Dearborn,     Chicago,     Illinois
---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

being natural persons of the age of twenty-one years or more and subscribers to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE ONE

The name of the corporation is: STANDARD AUTO PARK, INC.

                                   ARTICLE TWO

The address of its initial registered office in the State of Illinois is: 110 S. Dearborn St. Street, in the City of Chicago ( 3 ) County of Cook and the name
                                           (Zone)

of its initial Registered Agent at said address is: Lawrence Kasakoff
                                                    ----------------------------

                                  ARTICLE THREE

The duration of the corporation is: Perpetual

                                  ARTICLE FOUR

The purpose or purposes for which the corporation is organized are:

      to operate a parking lot, parking facility, or public or private garage

                                  ARTICLE FIVE

PARAGRAPH 1. The aggregate number of shares which the corporation is authorized to issue is 1000, divided into one class. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

                                                  Par value per share or
                     Series        Number of      statement that shares
      Class         (If Any)        Shares        are without par value

      Common                         1000            $10.00 par value

PARAGRAPH 2. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

                                      NONE

                                   ARTICLE SIX

      The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

                                                  Total consideration to
    Class of shares          Number of shares      be received therefor:

         Common                     100              $  1,000
                                                     $
                                                     $
                                                     $
                                                     $

                                  ARTICLE SEVEN

      The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

                                  ARTICLE EIGHT

      The number of directors to be elected at the first meeting of the shareholders is: three

                                  ARTICLE NINE

PARAGRAPH 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $1000

PARAGRAPH 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $1000

PARAGRAPH 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $125,000

PARAGRAPH 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $125,000

      ___________________________________   )
      ___________________________________   )
      ___________________________________   )
      ___________________________________   )   Incorporators
      ___________________________________   )
      ___________________________________   )
      ___________________________________   )

                             OATH AND ACKNOWLEDGMENT

STATE OF ILLINOIS       )
                        )
Cook County             )

      I, ________________, a Notary Public, do hereby certify that on the 12th day of September 1960, Lawrence Kasakoff, Norman L. Silverman and Muriel Stineberg (Names of Incorporators) personally appeared before me and being first duly sworn by me acknowledged they signed the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

               Place
          (NOTARIAL SEAL)
                Here                 ------------------------------
                                               Notary Public

                                     FORM B
================================================================================
                            ARTICLES OF INCORPORATION

                            STANDARD AUTO PARK, INC.
--------------------------------------------------------------------------------

================================================================================

The following fees are required to be paid at the time of issuing certificate of incorporation: Filing fee, $20.00; Initial license fee of 50c per $1,000.00 or 1/20 of 1% of the amount of stated capital and paid-in surplus the corporation proposes to issue without further report (Article Six); Franchise tax of 1/20 of 1% of the issued, as above noted. However, the minimum annual franchise tax is $10.00 and varies monthly on $20,000 or less, as follows: January, $15; February, $14.17; March, $13.34; April, $12.50; May, $11.67; June, $10.84; July,
$10.00; Aug., $9.17; Sept., $8.34; Oct., $7.50; Nov., $6.67; Dec., $5.84; (See
Sec. 133, BCA).

In excess of $20,000 the franchise tax per $1,000.00 is as follows: Jan., $0.75; Feb., .7084; March, .6667; April, .625; May, .5834; June, .5417; July, .50;
Aug., .4584; Sept., .4167; Oct., .375; Nov., .3334; Dec., .2917.

All shares issued in excess of the amount mentioned in Article Six of this application must be reported within 60 days from date of issuance thereof, and franchise tax and license fee paid thereon; otherwise, the corporation is subject to a penalty of 1% for each month on the amount until reported and subject to a fine not to exceed $500.00.

The same fees are required for a subsequent issue of shares except the filing fee is $1.00 instead of $20.00.

================================================================================

                                   FORM BCA-55

                                              ----------------------------
                                                 (Do not write in this
                                                        space)
                                              Date Paid     12-28-70
                                              License Fee   $
                                              Franchise Tax $
                                              Filing Fee    $25.00
                                              Clerk         [illegible]
                                              ----------------------------

                               (File in Duplicate)

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                            STANDARD AUTO PARK, INC.
                            -------------------------
                             (Exact Corporate Name)

To    JOHN W. LEWIS
      Secretary of State
      Springfield, Illinois

      The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of Section 55 of "The Business Corporation Act" of the State of Illinois, hereby executes the following Articles of Amendment:

      ARTICLE FIRST: The name of the corporation is:

                            STANDARD AUTO PARK, INC.

      ARTICLE SECOND: The following amendment or amendments were adopted in the manner prescribed by "The Business Corporation Act" of the State of Illinois:

            ARTICLE FIVE of the ARTICLES OF INCORPORATION is amended by increasing the number of $10.00 Par Value Common Shares which the corporation is authorized to issue from 1,000 shares to 25,000 shares.

(Disregard separation into classes if class voting does not apply to the amendment voted on.)

      ARTICLE THIRD: The number of shares of the corporation outstanding at the time of the adoption of said amendment or amendments was 140; and the number of shares of each class entitled to vote as a class on the adoption of said amendment or amendments, and the designation of each such class were as follows:

  Class                   Number of Shares

  Common                       140

(Disregard separation into classes if class voting does not apply to the amendment voted on.)

      ARTICLE FOURTH: The number of shares voted for said amendment or amendments was 140; and the number of shares voted against said amendment of amendments was _______. The number of shares of each class entitled to vote as a class voted for and against said amendment or amendments; respectively, was:

  Class                   Number of Shares Voted
                          For         Against
  Common                  140         None

(Disregard these items unless the amendment restates the articles of incorporation.)

Item 1. On the date of the adoption of this amendment, restating the articles of incorporation, the corporation had __________ shares issued, itemized as follows:

                                                    Par value per share
                                                    or statement that
                              Series       Number   shares are without
                    Class    (If Any)    of Shares  par value

Item 2. On the date of the adoption of this amendment restating the articles of incorporation, the corporation had a stated capital of $___________ and a paid-in surplus of $__________________ or a total of $____________________.

(Disregard this Article where this amendment contains no such provisions.)

      ARTICLE FIFTH: The manner in which the exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for in, or effected by, this amendment, is as follows:

(Disregard this Paragraph where amendment does not affect stated capital or paid-in surplus.)

      ARTICLE SIXTH: Paragraph 1: The manner in which said amendment or amendments effect a change in the amount of stated capital or the amount of paid-in surplus, or both, is as follows:

(Disregard this Paragraph where amendment does not affect stated capital or paid-in surplus.)

      Paragraph 2: The amounts of stated capital and of paid-in surplus as changed by this amendment are as follows:

                                 Before Amendment   After Amendment

      Stated capital ........   $                  $
      Paid-in surplus .......   $                  $